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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 33-88388 of Ventura County National Bancorp on Form S-2 of our report dated February 17, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to noncompliance with regulatory capital requirements) appearing in the Prospectus, which is part of this Registration Statement and to reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Los Angeles, California

May 5, 1995